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                                                                       Exhibit n

          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

     We consent to the references to our firm under the captions "Financial Highlights" in the DWS Multi-Market Income Trust (the "Fund") Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" in the Fund's Statement of Additional Information, and to the incorporation by reference in the Registration Statement (Form N-2, No. 333-140826) of our report dated January 24, 2007, on the financial statements and financial highlights of the DWS Multi-Market Income Trust, included in the Fund's Annual Report dated November 30, 2006.


/s/ERNST & YOUNG LLP


Boston, Massachusetts
April 5, 2007